ASSET PURCHASE AGREEMENT

between

AFAB INDUSTRIAL SERVICE INC.

and

NEWBRIDGE GLOBAL VENTURES, INC.

dated as of

August ___, 2020

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement"), dated as of August ___, 2020, is entered into by and between AFAB INDUSTRIAL SERVICE INC., a Delaware corporation ("Seller") and NEWBRIDGE GLOBAL VENTURES, INC., a Delaware corporation ("Buyer"or the “Company”).

RECITALS

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, the rights and obligations of Seller to the Purchased Assets and the Assumed Liabilities (as defined herein), subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in the assets set forth on Section 1.01 of the disclosure schedules ("Disclosure Schedules") attached hereto (the "Purchased Assets"), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance ("Encumbrance").

Section 1.02 Assumption of Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge the liabilities and obligations set forth on Section 1.02 of the Disclosure Schedules under the Purchased Assets, but only to the extent that such liabilities and obligations do not relate to any breach, default or violation by Seller on or prior to the Closing (collectively, the "Assumed Liabilities").  Other than the Assumed Liabilities, Buyer shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

Section 1.03Purchase Price. The aggregate purchase price for the Purchased Assets (the "Purchase Price") shall be one share (the “shares”)  of the Company’s newly created Series A Preferred Stock  par value $0.0001 per share (the “Preferred Stock”), issued by Buyer in compliance with applicable Federal and state securities laws in the name of Seller, plus the assumption of the Assumed Liabilities. The Preferred Stock shall have the rights and designations set forth in the Certificate of Designation of the rights and Preferences of the Series A preferred Stock attached as Schedule 1.03 hereof.

Section 1.04 Allocation of Purchase Price. Seller and Buyer agree to allocate the Purchase Price among the Purchased Assets for all purposes (including tax and financial accounting) in accordance with Section 1.04 of the Disclosure Schedules. Buyer and Seller shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

Section 1.05Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer may be required to deduct and withhold under any applicable tax law. All such withheld amounts shall be treated as delivered to Seller hereunder.

ARTICLE II

CLOSING

Section 2.01Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the "Closing Date") The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

Section 2.02Closing Deliverables.

(a)At the Closing, Seller shall deliver to Buyer the following:

(i)a bill of sale in the form of Exhibit A hereto (the "Bill of Sale") and duly executed by Seller, transferring the Purchased Assets to Buyer;

(ii)an assignment and assumption agreement in the form of Exhibit B hereto (the "Assignment and Assumption Agreement") and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(iii) copies of all consents, approvals, waivers and authorizations referred to in Section 3.02 of the Disclosure Schedules;

(iv) tax clearance certificates from the taxing authorities in the jurisdictions that impose taxes on Seller or where Seller has a duty to file tax returns in connection with the transactions contemplated by this Agreement and evidence of the payment in full or other satisfaction of any taxes owed by Seller in those jurisdictions;

(v)Certificates of title to each of the Purchased Assets set forth on Section 2.02(a)(v) of the Disclosure Schedules.

(vi)a certificate of the Chief Executive Officer (or equivalent officer) of Seller certifying that (A) the representations and warranties of Seller contained in Article III shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date) and (B)  Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

(vii)a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Seller certifying as to (A) the resolutions of the board of directors of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the documents to be delivered hereunder;

(viii)such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b)At the Closing, Buyer shall deliver to Seller the following:

(i)the Purchase Price;

(ii)the Assignment and Assumption Agreement duly executed by Buyer;

(iii)a certificate of the Chief Executive Officer (or equivalent officer) of Buyer certifying that (A) the representations and warranties of Seller contained in Article IV shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date) and (B)  Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and

(iv)a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Buyer certifying as to (A) the resolutions of the board of directors of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the documents to be delivered hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, "Seller's knowledge," "knowledge of Seller" and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

Section 3.01Organization and Authority of Seller; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 3.02No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03Title to Purchased Assets. Seller owns and has good title to the Purchased Assets, free and clear of Encumbrances.

Section 3.04 Condition of Assets. The Purchased Assets are in good condition and are adequate for the uses to which they are being put, and none of such Purchased Assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.05Inventory. The Purchased Assets, including all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories included in the Purchased Assets, consist of a quality and quantity usable and salable in the ordinary course of business.

Section 3.06Reserved.

Section 3.07 Reserved.

Section 3.08Permits. Section 3.08 of the Disclosure Schedules lists all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained from governmental authorities included in the Purchased Assets (the "Transferred Permits"). The Transferred Permits are valid and in full force and effect. All fee and charges with respect to such Transferred Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Transferred Permit.

Section 3.09 Non-foreign Status. Seller is not a "foreign person" as that term is used in Treasury Regulations Section 1.1445-2.

Section 3.10 Compliance With Laws Seller has complied, and is now complying, with all applicable federal, state and local laws and regulations applicable to ownership and use of the Purchased Assets.

Section 3.11Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation ("Action") of any nature pending or, to Seller's knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets or the Assumed Liabilities; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.12Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.13Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Section 3.14No Public Sale or Distribution.  The Seller is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act of 193, as amended (the “1933 Act”).  The Seller does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares in violation of applicable securities laws.

Section 3.15Accredited Investor Status.  The Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 3.16Reliance on Exemptions.  Seller understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of

United States federal and state securities laws and that Buyer is relying in part upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Shares.

Section 3.17Information. The Seller and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Buyer and materials relating to the offer and sale of the Shares which have been requested by Seller.  Seller and its advisors, if any, have been afforded the opportunity to ask questions of Buyer.  Seller understands that its investment in the Shares involves a high degree of risk.  Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

Section 3.18No Governmental Review. Seller understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

Section 3.19Transfer or Resale. Seller understands that:  (i) the Shares and the shares of Common Stock issuable upon conversion of the Preferred Stock have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Seller shall have delivered to Buyer (if requested by Buyer) an opinion of counsel to Seller, in a form reasonably acceptable to Buyer, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Seller provides Buyer with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder; and (iii) neither Buyer nor any other Person is under any obligation to register the Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Section 3.20Experience of Seller.  Seller, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Seller is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

Section 3.21Disclosure.  The inclusion of any item on any Disclosure Schedule shall constitute disclosure for all purposes under this Agreement and all such information is deemed to be fully disclosed to the Buyer, and shall not be construed as an indication of the materiality or lack thereof of such item.

Section 3.22No Untrue Statement. None of the representations and warranties made by Seller pursuant to this Agreement contain any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation not misleading in any material respect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof. For purposes of this ARTICLE IV, "Buyer's knowledge," "knowledge of Buyer" and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 4.01Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03Legal Proceedings. There is no Action of any nature pending or, to Buyer's knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.04Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.05Issuance of Shares.  The issuance of the Shares is duly authorized and, upon issuance in accordance with the terms of this Agreement, the Shares shall be validly issued, fully paid and nonassessable.

ARTICLE V

COVENANTS

Section 5.01Public Announcements. Unless otherwise required by applicable law, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

Section 5.02Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 5.03Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.  Seller agrees to furnish furnish Buyer with such title and operating data and other information with respect to the Purchased Assets and their ownership and operation as Buyer shall from time to time request. Seller agrees to furnish to Buyer any title opinions, title reviews or other material useful to Buyer in its review of the title to the Purchased Assets.

ARTICLE VI

INDEMNIFICATION

Section 6.01Survival. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing.

Section 6.02Indemnification By Buyer. Buyer shall defend, indemnify and hold harmless Seller, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys' fees and disbursements (collectively, the “Losses”), arising from or relating to:

(a)any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder;

(b)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder; or

(c)any Assumed Liability.

Section 6.03Indemnification By Seller. Seller shall defend, indemnify and hold harmless Buyer, its stockholders, its affiliates and their respective stockholders, directors, officers and employees from and against all Losses arising from or relating to:

(a)any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder; or

(b)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder.

Section 6.04Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "Indemnified Party") shall promptly provide written notice of such claim to the other party (the "Indemnifying Party"). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.05Tax Treatment of Indemnification Payments. All indemnification payments made by Seller under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 6.06Effect of Investigation. Buyer's right to indemnification or other remedy based on the representations, warranties, covenants and agreements of Seller contained herein will not be affected by any investigation conducted by Buyer with respect to, or any knowledge acquired by Buyer at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

Section 6.07Cumulative Remedies. The rights and remedies provided in this ARTICLE VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VII

MISCELLANEOUS

Section 7.01Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the [third] day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:	[SELLER ADDRESS] Facsimile:[FAX NUMBER] E-mail: [E-MAIL ADDRESS] Attention:[TITLE OF OFFICER TO RECEIVE NOTICES]
with a copy to:	[SELLER LAW FIRM] Facsimile:[FAX NUMBER] E-mail: [E-MAIL ADDRESS] Attention:[ATTORNEY NAME]

If to Buyer:	Newbridge Global Ventures, Inc. 1 Hawthorne Lane Suite 24A San Francisco, CA 94105 Facsimile:[FAX NUMBER] E-mail: lance@newbridgegv.com Attention:Lance Dalton, President
with a copy to:	Sichenzia Ross Ference LLP Facsimile:212 930-9725 E-mail: mross@srf.law Attention:Marc Ross, Esq.

Section 7.03Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.05Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 7.06Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.07No Third-party Beneficiaries. Except as provided in ARTICLE VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.08Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.09Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.10Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

Section 7.11Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in Manhattan, New York City, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 7.12Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.13Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.14Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AFAB INDUSTRIAL SERVICE INC.
By_____________________ Name: Title:
NEWBRIDGE GLOBAL VENTURES, INC.
By_____________________ Name: Lance Dalton Title: President